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                                                                 EXHIBIT 10.65


                              IRON AGE CORPORATION

                         2002 MANAGEMENT INCENTIVE PLAN


1. PURPOSE.

          The purpose of this 2002 Management Incentive Plan (the "Plan") is to advance the interests of Iron Age Corporation, a Delaware corporation (the "Company"), and Iron Age Holdings Corporation, a Delaware corporation and the parent company of the Company ("Holdings"), by enhancing the ability of Holdings, the Company and its Subsidiaries to attract and retain directors and members of management who are in a position to make a significant contribution to the success of Holdings, the Company and its Subsidiaries, to reward such individuals for their contributions and to encourage such individuals to take into account the long-term interests of Holdings, the Company and its Subsidiaries. The Plan provides for the award of interests in the Plan in the form of units (each, a "Unit").

2. ELIGIBILITY FOR AWARDS.

         Persons (as defined below) eligible to receive awards under the Plan shall be all directors (including directors who are not employees) of Holdings or the Company, all executive officers of Holdings, the Company and its Subsidiaries and other employees, consultants and advisers who, in the opinion of the Board (as defined below), are in a position to make a significant contribution to the success of Holdings, the Company and its Subsidiaries. Persons selected for awards under the Plan are referred to herein as "Unitholders".

3. ADMINISTRATION.

         The Plan shall be administered by the Board of Directors (the "Board") of the Company or, if applicable, the successors and assigns of the Company. The Board shall have authority, not inconsistent with the express provisions of the
Plan: (a) to grant awards to such Unitholders as the Board may select; (b) to determine the time or times when awards shall be granted and the number of Units subject to each award; (c) to determine the terms and conditions of each award;
(d) to prescribe the form or forms of any instruments evidencing awards, including the Unit Certificates, and any other instruments required under the Plan and to change such forms from time to time; (e) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (f) to interpret the Plan and any award granted hereunder and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any award granted hereunder. Such determinations of the Board shall be conclusive and shall bind all Persons. Subject to Section 8, the Board also shall have the authority, both generally and in particular instances, to waive compliance by any Unitholder with any obligation to be performed by such Unitholder under any award, to waive any condition or provision of any award and to amend or cancel any award (and if any award is canceled, to grant a new award on such terms as the Board shall specify); provided, however, that except as expressly provided in the Plan or in


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any award granted hereunder, the Board may not amend any outstanding award in a manner that would adversely affect the rights of the Unitholder under such award without such Unitholder's written consent. Nothing in the immediately preceding sentence shall be construed as limiting the power of the Board to make adjustments required by Section 5(b) or 6(j).

         The Board may, in its sole discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

4. EFFECTIVE DATE OF PLAN.

         The Plan shall become effective on the date on which it is approved by the Board.

5. UNITS.

         (a) Number of Units. Subject to adjustment as provided in Section 5(b), the aggregate number of Units that may be awarded under the Plan shall be one hundred and fifty (150), of which one hundred (100) shall be Class A Units and fifty (50) shall be Class B Units. Each award granted under the Plan shall be designated as a Class A Unit, a Class B Unit or any combination of the foregoing. If any award granted under the Plan terminates without having vested in full, those Units which did not vest under such award shall be available for future grants within the limits set forth in this Section 5(a).

         (b) Change in Units. The Board may, in its sole discretion, adjust the number of Units subject to outstanding awards and other terms of outstanding awards, to take into consideration changes in accounting practices or principles, extraordinary dividends, consolidations or mergers, acquisitions, recapitalizations or dispositions of stock or property or any other event, in each case if it is determined by the Board in its sole discretion that such adjustment is advisable in an equitable manner which provides similar treatment to similarly situated Unitholders so that the Units granted hereunder constitute a continuing incentive.

6. TERMS AND CONDITIONS OF UNITS.

         (a) Payment Per Unit. The payment amount ("Payment") for each Unit and the date on which Payment shall be made (the "Payment Date") shall be determined by the Board and shall be set forth in the Unit award. Cash payments in respect of any Unit shall be made by check or wire transfer of immediately available funds to an account specified by the Unitholder, or as may otherwise be determined by the Board. The Board may decide, in its sole discretion, to pay a portion of any Payment due to a Unitholder with non-cash consideration, provided that the payment of such non-cash consideration to such Unitholder does not violate any applicable laws and regulations, including federal and state securities laws and regulations.


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         (b) Vesting of Units. A Unit shall vest ("Vest") at such time or times and upon such conditions as the Board may specify in the Unit award; provided, however, that the Board shall not change the vesting provisions set forth in any Unit award following its issuance in a manner that adversely affects the Unitholder thereof without the consent of such Unitholder. Without limiting the generality of the foregoing, the Board may specify a different time or times and different conditions with respect to the Vesting of Units, which shall be set forth in the Unit award, for Units granted in the same award. In the case of Units which are not immediately Vested in full, the Board may at any time accelerate the time at which all or any part of the Units may become Vested.

         (c) Receipt of Payment.

                  (i) During the Unitholder's lifetime, payment with respect to any Unit may be received only by the Unitholder (unless the Unitholder is declared legally incompetent and a legal representative has been appointed for the Unitholder, in which event payment may be received on the Unitholder's behalf by such legal representative).

                  (ii) The Board shall have the right to withhold from any Unitholder receiving cash payment with respect to any Unit an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of such payment to the Unitholder. In the event of payment of non-cash consideration with respect to any Unit, the Board shall have the right to require the Unitholder receiving such payment to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of such payment to the Unitholder.

                  (iii) If any Person other than the applicable Unitholder attempts to receive payment in respect of any Unit in accordance with this Section 6(c), the Company shall be under no obligation to deliver payment to such Person until the Company is satisfied as to the authority of such Person.

         (d) Delivery of Payment. The Company shall not be obligated to deliver any payment in respect of any Unit (i) until, in the opinion of the Company's counsel, all applicable federal, state and foreign laws and regulations have been complied with, (ii) until all other legal matters in connection with payment in respect of any such Units and pursuant to any employment agreement and any other employment-related matters have been approved by the Company's counsel and (iii) until, if requested by Company's counsel, a release of claims that is satisfactory to Company's counsel in its sole discretion has been executed by the Unitholder. In the event that non-cash consideration constitutes a portion of any payment to a Unitholder, the Company may require, as a condition to the payment of such non-cash consideration, (A) such representations, warranties or agreements as the Company may deem necessary or desirable in order to assure compliance with all applicable federal, state and foreign laws and regulations, including securities laws and regulations, or as may otherwise be reasonably requested by the Company and (B) that the certificates, if any, evidencing the non-cash consideration to be issued as payment for any Unit bear an appropriate legend, if necessary, restricting transfer.


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         (e) Nontransferability of Awards. Except as otherwise set forth in a
Unit award, no award may be transferred other than by will or by the laws of descent and distribution.

         (f) Death. Except as otherwise set forth in a Unit award, if a Unitholder dies, each Unit held by such Unitholder immediately prior to his or her death may be entitled to any and all payments due in respect of such Unit, to the extent it was Vested immediately prior to such Unitholder's death, upon presentation of the Unit award by his executor or administrator, or by the Person or Persons to whom the award is transferred by will or the applicable laws of descent and distribution, at any time on or prior to the date which is 90 days after any applicable Payment Date. Except as otherwise set forth in a Unit award, all awards held by a Unitholder immediately prior to his or her death that are not then Vested shall terminate on the date of such Unitholder's death.

         (g) Termination for Cause. Except as otherwise set forth in a Unit award, if any employee's employment with Holdings, the Company or any of its Subsidiaries, or any director of Holdings, the Company or any of its Subsidiaries, is terminated for Cause (as defined below), all Units held by such employee or director, whether or not Vested, shall terminate immediately upon such employee's or director's discharge.

         Except as otherwise set forth in a Unit award, the following events or conditions, as determined by the Board in its reasonable judgment, shall constitute "Cause" for termination of a Unitholder: (i) the conduct of such Unitholder in the performance of his duties and responsibilities in a manner materially adverse to Holdings, the Company or any of its Subsidiaries or Holdings' shareholders; (ii) an undisclosed material conflict of interest or any other material breach by such Unitholder of any of the provisions of any employment, nondisclosure/noncompete/inventions or other agreement, if any, between such Unitholder and Holdings, the Company or any of its Subsidiaries;
(iii) fraud, embezzlement or other material dishonesty with respect to Holdings, the Company or any of its Subsidiaries or Holdings' shareholders; (iv) conviction of, or plea of nolo contendre to, any felony or any other crime involving dishonesty or moral turpitude; or (v) failure to execute a directive of such Unitholder's superior or the Board (if such directive is consistent with such Unitholder's position and not in violation of generally accepted moral, ethical or professional standards); provided, however, that if such Unitholder is party to a written employment agreement with Holdings, the Company or any of its Subsidiaries containing a definition of "cause" for termination of employment, then, with respect to such Unitholder, such alternative definition shall govern for purposes of this Plan.

         (h) Other Termination. Except as otherwise set forth in a Unit award, if any employee's employment with Holdings, the Company and its Subsidiaries terminates for any reason other than death or termination for Cause or if any director who is a Unitholder ceases to serve on the Board of Holdings, the Company or any of its Subsidiaries for any reason, then (A) any award held by such employee or director that is not Vested prior to the date of such termination of employment or service on the Board shall immediately terminate and (B) any award held by such employee or director that is Vested prior to the date of such termination of employment or service on the Board shall continue to be Vested and shall be entitled to any and all payments as set forth in the Unit award until the date that is 90 days after the applicable Payment Date.



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         After completion of the 90-day period referred to in clause (B) above
(or any applicable longer period), each such Unit shall terminate to the extent not previously terminated, unless otherwise specified in the Unit award. For purposes of this Section 6(h), employment shall not be considered terminated (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (2) in the case of a transfer of employment between or among Holdings, the Company and any of its Subsidiaries.

         (i) Termination of Service of Non-Employees. In the case of any Unitholder who is not an employee or director of Holdings, the Company or any of its Subsidiaries, provisions relating to the exercisability of awards following termination of service may be specified in the Unit award; provided, however, that if such provisions are not so specified, then upon the termination of service of such Unitholder, all awards held by such Unitholder shall be subject to the provisions of Sections 6(g) and 6(h).

         (j) Mergers, etc. Except as otherwise set forth in any Unit award, in the event of a consolidation or merger in which the Company is not the surviving corporation and which does not give rise to a Payment in respect of any Units, the Board shall use reasonable efforts to have the surviving or acquiring corporation or other related entity or affiliate thereof, subject to consummation of such merger or consolidation, assume all obligations under the Plan or, in the discretion of the Board, provide replacement benefits which, in the judgment of the Board, are substantially equivalent to the Units awarded hereunder.

         The Board may grant awards under the Plan in substitution for awards held by employees, consultants or advisers of another corporation who concurrently become employees, consultants or advisers of Holdings, the Company or any of its Subsidiaries as the result of a merger or consolidation of such other corporation with Holdings, the Company or any of its Subsidiaries, or as the result of the acquisition by Holdings, the Company or any of its Subsidiaries of property or stock of such other corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board considers appropriate in the circumstances.

7. CERTAIN RIGHTS.

         Neither the adoption of the Plan nor the grant of awards shall confer upon any Unitholder any right to continue as a director of, an employee of, or consultant or adviser to, Holdings, the Company or any of its Subsidiaries or affect in any way the right of Holdings, the Company or any of its Subsidiaries to terminate such Unitholder at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in awards granted under this Plan shall not constitute an element of damages in the event of any termination of the relationship of any Unitholder, even if such termination is in violation of any obligation of the Company to such Unitholder by contract or otherwise.

8. DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION.

         The Board may at any time discontinue granting awards under the Plan. With the written consent of any Unitholder, the Board may at any time cancel in whole or in part any existing



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award held by such Unitholder and grant another award as the Board specifies.
The Board may at any time or times amend the Plan or any outstanding award for the purpose of satisfying any requirements of the Code or any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of awards; provided, however, that except as expressly provided in the Plan or in any award granted hereunder, no such amendment shall adversely affect the rights of any Unitholder (without the written consent of such Unitholder) under such award.

         The Plan shall immediately and automatically terminate in the event of
(a) an insolvency, bankruptcy, receivership, liquidation, reorganization, reformation, readjustment, composition or other similar proceeding relating to Holdings, the Company or its Subsidiaries or their respective creditors or property, (b) any proceeding for the liquidation, dissolution or other winding up of Holdings, the Company or its Subsidiaries, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by any of Holdings, the Company or its Subsidiaries for the benefit of creditors, or (d) any other marshaling of the assets of any of Holdings, the Company or its Subsidiaries.

9. DEFINITIONS.

         "Board" is defined in Section 3.

         "Cause" is defined in Section 6(g).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" is defined in Section 3.

         "Company" is defined in Section 1.

         "Holdings" is defined in Section 1.

         "Payment" is defined in Section 6(a).

         "Payment Date" is defined in Section 6(a).

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or entity, or any government, or department or agency thereof, or any other similar entity.

         "Plan" is defined in Section 1.

         "Subsidiary" means any Person of which the Company at the time (a) shall own, directly or indirectly through a Subsidiary, at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or (b) shall control the board of directors of such Person.

         "Unit" is defined in Section 1.



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         "Unitholder" is defined in Section 2.

         "Vest" is defined in Section 6(b).


As of October 11, 2002



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